UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

Olema Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39712	30-0409740
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
780 Brannan Street
San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

(415) 651-3316

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.0001 par value per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On October 9, 2023, Olema Pharmaceuticals, Inc. (the “Company”) entered into an Amendment No. 1 to Amended and Restated Clinical Collaboration and Supply Agreement (the “Amendment”) with Novartis Institutes for BioMedical Research, Inc. (“Novartis”). The Amendment, among other things, increases the size of the dose expansion phase of the Company’s ongoing Phase 1/2 clinical study testing palazestrant (OP-1250) in combination with ribociclib from 30 patients to approximately 60 patients.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01Regulation FD Disclosure.

On October 10, 2023, the Company issued a press release announcing its entry into the Amendment. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Clinical Collaboration and Supply Agreement, by and between the Company and Novartis Institutes for BioMedical Research, Inc., dated October 9, 2023.
99.1	Press release, dated October 10, 2023, of Olema Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC

Dated: October 10, 2023

	By:	/s/ Shane Kovacs
Shane Kovacs
Chief Operating and Financial Officer